SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 73B, 74U AND 74V.

FOR PERIOD ENDING 07/31/2002
FILE NUMBER 811-3886
SERIES NO.:  7

72DD.    1.   Total income dividends for which record date passed during the period.
              Class A Shares               $ 1,367
         2.   Dividends for a second class of open-end company shares
              Class B Shares               $   741
              Class C Shares               $   670


73A.     Payments per share outstanding during the entire current period:
         1.   Dividends from net investment income
              Class A Shares                $0.4550
         2.   Dividends for a second class of open-end company shares
              Class B Shares                $0.3625
              Class C Shares                $0.3625


74U.     1.   Number of shares outstanding
              Class A Shares                 5,665
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                 4,548
              Class C Shares                 2,472


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares               $15.25
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $15.29
              Class C Shares                $15.26

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FOR PERIOD ENDING 07/31/2002
SERIES NO.:  8

73B.     Payments per share outstanding during the entire current period:
         Distributions of capital gains
              Class A Shares                $0.1426
              Class B Shares                $0.1426
              Class C Shares                $0.1426
              Class R Shares                $0.0000

74U.     1.   Number of shares outstanding
               Class A Shares                2,835
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                 1,149
              Class C Shares                 3,639
              Class R Shares                     1

74V.     1.   Net asset value per share (to nearest cent)
               Class A Shares               $12.05
         3.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $11.72
              Class C Shares                $11.71
              Class R Shares                $12.04


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